WILD OATS MARKETS, INC.

2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") is made effective as of _______________, 20__ (the "Effective Date"), between Wild Oats Markets, Inc., a Delaware corporation (together with its Affiliated Corporations except where the context requires otherwise, the "Company"), and ("Grantee").

RECITALS

1. On ____________, 20__, the Board of Directors of the Company authorized the award of incentives relating to the Company’s common stock to be issued under the Wild Oats Markets, Inc. 2006 Equity Incentive Plan (the "Plan") to specified Employees.

2. The purposes of the incentives are to reward each designated Employee for past service rendered to the Company and/or to provide an incentive for new or continued service with the Company, increase shareholder value, and advance the interests of shareholders.

3. This Agreement sets forth the terms and conditions approved by the Committee applicable to the award and issuance of Restricted Stock Units (the "Units") to Grantee under the Plan. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

AGREEMENT

1. Grant of Units. Pursuant to the Plan and subject to the terms and conditions of this Agreement, the Company hereby grants to the Grantee ______ Units effective as of ____________, 20__ (the "Effective Date"). Each Unit represents the right to receive one share of Stock at the time provided in this Agreement.

2. Consideration. The Committee hereby issues this award in consideration of Grantee’s performance of past services to the Company, which have contributed to the success of the Company and/or as an incentive for new or continued service as an Employee with the Company and its Affiliates.

3. Transferability; Restrictions and Forfeiture. The Units may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 6 below, until Grantee becomes vested in the Units in accordance with Section 5. Upon vesting, the restrictions in this Section 3 shall lapse, the Units shall no longer be subject to forfeiture, and Grantee may transfer shares of Units in accordance with applicable securities laws.

4. Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Units shall vest only during Grantee’s Continuous Status as an Employee of the Company or an Affiliate from the Effective Date through the dates described below, and the restrictions set forth in Section 3 shall lapse in their entirety, as follows:

(a) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ Units (__% of the Units );

(b) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ Units (__% of the Units );

(c) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ Units (__% of the Units);

(d) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ all remaining Units; and

(e) If at any time the number of Units covered by the Vested and Exercisable portion of this Paragraph includes a fractional share, the number of Units as to which the Agreement shall be actually Vested and Exercised shall be rounded down to a next whole share of Stock.

5. Payment for Units, Delivery of Stock Certificates. When the Units become payable, they shall be settled in shares of stock. The Units shall become payable on the fifth (5th) anniversary of the Effective Date (the "Payment Date") unless provided otherwise in this Agreement. Notwithstanding the preceding sentence, in the case of shares that have vested upon death or termination of employment on account of Disability, the Payment Date is the date of death or termination of employment on account of Disability. Subject to the provisions of Section 7 below, Stock certificates (the "Certificates") evidencing the Stock shall be issued to the Grantee as of the Payment Date and registered in the Grantee’s name on the records of the Company. Subject to and conditioned on the satisfaction of any withholding obligations, the Certificates shall be delivered to the Grantee as soon as practicable after the Payment Date. Notwithstanding the foregoing, if, at the time that payment is due under this Section 4, the Company’s deduction for compensation payable to the Grantee is subject to the restrictions of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), payment shall not be made until the Company’s deduction for the compensation attributable to the payment is not limited by Section 162(m).

6. Dividend Equivalents. The Grantee shall be entitled to receive cash payments (referred to as dividend equivalents) equal to any cash dividends and other distributions paid in cash with respect to a corresponding number of shares of Stock covered by the Units.

7. Adjustments to the Units. The Units granted under this Agreement shall be adjudicated under Section 11 of the Plan if necessary for changes in the stock of the Company.

8. Reorganization and Change in Control.

(a) Full Vesting; Termination; Assumption or Substitution. Upon the occurrence of a Change in Control (as defined in Section 9(b) of the Plan), the Units shall become fully vested and payable regardless of whether all conditions for vesting relating to length of service have been satisfied and without regard to any deferral elections. The Committee may also provide for the assumption or substitution of the Units by the surviving entity and make any other provision for the Units as the Committee deems appropriate in its sole discretion.

(b) Assumption or Substitution. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the Units or the substitution of new Units for the outstanding Units on terms comparable to the terms of this Agreement.

9. Withholding. Upon the award, vesting, and/or payment of any number of the Units, the Grantee shall make appropriate arrangements with the Company to make payment to the Company of the amount required to be withheld under applicable federal, state, local, and other tax laws (collectively, "Withholding Taxes"). The Grantee may elect to pay such Withholding Taxes in cash by delivering to the Company a check payable to the order of the Company. If the Withholding Taxes arise on or after the date the Units become payable, the Grantee may, in addition to the methods described in the preceding sentence, elect to pay such Withholding Taxes (a) by selling a portion of the Stock then payable under this Agreement if otherwise permitted by this Agreement or (b) as permitted by Section 11(d) of the Plan and as otherwise permitted by this Agreement, by having the Company withhold from the shares otherwise payable and deliverable to the Grantee a number of shares having a Fair Market Value equal to the amount of the minimum required Withholding Taxes, or such lesser amount as the Grantee may elect. In such case, the value of the shares to be withheld shall be based on the Fair Market Value of the shares on the date the amount of Withholding Taxes is determined (the "Tax Date"). The Grantee must make an irrevocable election of the manner of payment of the Withholding Taxes no later that fourteen (14) calendar days prior to the Tax Date; provided however, if the Grantee is subject to Section 16(b) of the Securities Exchange Act of 1934, the election shall be made in accordance with the requirements of Rule 16b-3. If, on and after the time the Units become payable, the Grantee has not made arrangements satisfactory to the Company to pay the Withholding Taxes, the Company shall withhold from the shares, a number of shares having a Fair Market Value equal to the amount required to pay the Withholding Taxes. The value of the shares to be withheld shall be based on the Fair Market Value of the shares on the Tax Date. The Company shall not deliver any shares of Stock unless and until the Grantee has delivered to the Company, or has made arrangements satisfactory to the Company to provide fully for, the required Withholding Taxes. The amount of cash dividend equivalents pursuant to Section 5 shall be subject to Withholding Taxes applicable to wages.

10. Restriction on Transferability. Units, whether or not vested, may not be sold, assigned, transferred by gift or otherwise, pledged or hypothecated, or otherwise disposed of, by operation of law or otherwise at any time. Any attempt to do so shall be null and void.

11. No Rights as a Stockholder. The Grantee shall have no voting or any other rights as a stockholder of the Company with respect to the Units. Upon payment of the Units and the transfer of shares of Stock to the Grantee, the Grantee shall have all of the rights of a stockholder of the Company. The Grantee’s right to receive Stock under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

12. Miscellaneous.

(a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

(i) If to the Company, to Wild Oats Markets, Inc., Attention: Corporate Secretary, 3375 Mitchell Lane, Boulder, CO 80301-2294, or at such other address as may have been furnished to the Grantee in writing by the Company; or

(ii) If to the Grantee, to the Grantee at Wild Oats Markets, Inc., Attention: Corporate Secretary, 3375 Mitchell Lane, Boulder, CO 80301-2294, or at other address as may have been furnished to the Company by the Grantee.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

(b) Certificates. Stock may be delivered electronically or in the form of certificates in the discretion of the Company. Any references to certificates herein are deemed to include electronic delivery of securities.

(c) Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee. Notwithstanding the foregoing, this Agreement may be amended in the sole discretion of the Committee by a writing that states specifically that it is amending this Agreement if a copy of the amendment is delivered to the Grantee; provided, however, that no amendment may adversely affect the rights of the Grantee without the Grantee’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Units in any way that it may deem necessary or advisable to implement the purposes of the grant and this Agreement as a result of any change in applicable laws and regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to such Units that are then subject to the restrictions provided in this Agreement.

(d) Defined Terms. Capitalized terms shall have the meaning set forth in the Plan or herein, as the case may be.

(e) Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

(g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(h) Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Grantee with respect to the Units.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WILD OATS MARKETS, INC.

By ___________________________________________

_____________________________

GRANTEE

_______________________________________________

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